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                                                           EXHIBIT 23.2



             CONSENT OF ERNST & YOUNG LLP, INDEPENDENT ACCOUNTANTS


We consent to the reference to our firm under the caption "Experts" in Amendment No.1 to the Registration Statement (Form S-3 No. 333-50824) and related Prospectus of eToys Inc. for the registration of 60,467,480 shares of its common stock and the incorporation by reference therein of our report dated April 30, 1999, with respect to the consolidated financial statements of BabyCenter, Inc. incorporated by reference in its Annual Report (Form 10-K) for the year ended March 31, 2000 as filed with the Securities and Exchange Commission.

                                                    /s/ Ernst & Young LLP


Los Angeles, California
December 6, 2000